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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-65570, 333-51984, 333-40590, 333-81883,
333-71809, 333-69395, 333-44217, 333-35569 and 333-105896) and Form S-8 (Nos.
333-57304, 333-37968, 333-79265, 333-58345 and 333-41595) of Impax Laboratories,
Inc. of our report dated March 24, 2003, relating to the financial statements, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Philadelphia, PA
March 10, 2004